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                                                                   EXHIBIT 10.17


                               SERVICE AGREEMENT

       This Service Agreement (the "Agreement") is made and entered into effective the 1st day of April, 1995, by and among TITAN RESOURCES, L.P., a Texas limited partnership (the "Partnership") and TITAN RESOURCES I, INC., a Texas corporation (the "Operator").

                                    RECITALS

       The Partnership is a Texas limited partnership of which the Operator is the sole general partner; and

       The Partnership is the owner of interests in certain oil and gas leases, mineral interests, real property interests, royalties, overriding royalties and production payments and, in the future may purchase additional oil and gas properties (for purposes hereof all such interests, including after acquired interests or property shall be referred to as "Properties"); and

       The parties hereto desire to set forth the understanding between them to the effect that the Operator, acting in its individual corporate capacity and not in its capacity as the sole general partner of the Partnership, will serve as the contract operator of the Properties; and

       The Operator possess an expertise with respect to the operation of such Properties; and

       The Operator will provide services as contract operator with respect to the Properties, which services shall be governed by a separate operating agreement, the form of which has been negotiated between the parties hereto and a copy of which is attached hereto as Exhibit "A" (the "Operating Agreement").

       NOW THEREFORE, the Partnership and the Operator, agree as follows:

       1. Duties of Operator. To the extent agreed to among the parties and from time to time as necessary, the duties to be performed by the Operator (acting in its individual corporate capacity and not in its capacity as sole general partner of the Partnership) shall be those which
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are normal and customary for an operator of oil and gas properties, including, but not limited to: (i) the payment of rentals, shut-in royalties and other similar fees; (ii) the administration, maintenance and compliance with leasehold and contract rights; (iii) the reporting, recording and reconciliation of production; (iv) the administration of spacing and other regulatory requirements; (v) the day-to-day administration of notices, requests and recommendations; and (vi) the general day-to-day oversight of legal, land, engineering, exploration, accounting and other professional services required in the normal and customary support, maintenance and operation of oil and gas properties. It is not the intent of the parties that the Operator be responsible for the overall administration of the Partnership's properties. At no time shall the Operator's duties be considered to replace the Partnership's responsibilities as owner and administrator of its interests in the Properties. Except with respect to expenditures for special projects as approved in advance by the parties hereto, the reimbursement of actual out-of-pocket expenses and overhead costs or as otherwise specifically provided for in the Operating Agreement, no charges or fees shall be paid to the Operator for its services hereunder.

       2. Operations. The Operating Agreement shall govern the relationship between the parties as it relates to actual operations for the Properties described in this paragraph below, and, as to issues between the Partnership and the Operator, the Operating Agreement shall supersede and replace in their entirety all existing operating agreements which may relate to such Properties listed below. The Properties subject to the provisions of this Agreement and the Operating Agreement are as follows:

              (i) All Properties of which the Partnership presently serves as operator whether or not an actual operating agreement presently exists.

              (ii) All Properties of which the Partnership is not presently the operator but become the operator during the term of this Agreement.





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              (iii)  All Properties acquired or to be acquired by the parties during the term of this Agreement, unless operated by a third party.

       3. Separate Maintenance of Interests. The parties hereto agree that the Partnership's interest in the Properties shall, throughout the term of this Agreement, remain the separate and distinct property of the Partnership; and nothing contained herein is intended to be, or shall be construed as, a conveyance of the Partnership's undivided interests in the Properties to the Operator. It is understood and agreed that the maintenance of the Partnership's separate interest in the Properties is imperative due to the fact that the Partnership may be required to borrow funds necessary to purchase and/or maintain the Properties.

       4. Term. This Agreement shall continue in full force and effect (unless modified by the mutual agreement and written consent of both parties hereto) for an initial term of five (5) years from the date hereof or until the complete abandonment of all of the Properties (including subsequently acquired oil and gas properties) if earlier, or unless terminated in accordance with the specific provisions hereof. The initial five (5) year term shall automatically be extended for additional two (2) year terms or until abandonment of all Properties unless either party hereto provides written notice to the other party, at least ninety (90) days prior to the expiration of the initial five
(5) year term or of any additional two (2) year term that it desires to terminate this Agreement. In such case, the same shall terminate at the end of such term. In addition, either party to this Agreement may terminate this Agreement upon the occurrence of any of the following:

              a. The bankruptcy, insolvency or dissolution of the other party hereto or the occurrence of any other event which would permit a trustee or receiver to acquire control of the affairs of the other party hereto.





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              b.     The merger with another entity by, or the reorganization
       or consolidation of, the other party to this Agreement (excluding the merger with, reorganization or call it consolidation into any affiliated entity of a party which is in existence as of the date of this Agreement), wherein such other party is not the surviving entity, if such merger, reorganization or consolidation occurs without the prior written consent of the other party to this Agreement, which consent shall not be unreasonably withheld.

The party electing to so terminate this Agreement must give notice thereof to the other party within thirty (30) days of the occurrence of the event giving rise to such party's right to terminate this Agreement. In addition, this Agreement may also be terminated upon the unanimous written consent of the parties hereto.

       If this Agreement is terminated, for any reason whatsoever, any Operating Agreements naming Operator as the operator of any part of the Properties in effect at such time shall survive in accordance with the terms and provisions thereof.

       5. Dispute Resolution. Any controversy, claim or dispute relating to the interpretation, implementation and/or operation of this Agreement between the parties hereto or, any alleged breach of any of the obligations hereunder, shall, to the extent possible be resolved between the parties hereto. In the event, however, the parties cannot so resolve the controversy, claim, dispute or alleged breach, then the parties hereto agree that such issue, claim or dispute shall be submitted to binding arbitration in accordance with the following procedures. At any time after a party shall designate, in writing to the other party an arbitrator. Within fifteen (15) days after receiving such decision the other party shall designate in writing its arbitrator. Two arbitrators will, within ten (10) days after both have been so designated, select a third arbitrator; provided, however, that if the two arbitrators are unable to agree on a third arbitrator, the third arbitrator shall be selected as soon as possible by the Chief United States District Judge for the





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Western District of Texas or by any other person designated by such judge.  The three arbitrators so selected shall conduct a hearing in Midland, Texas, no later than thirty (30) days following the selection of the third arbitrator, at which time the parties hereto shall present such evidence and witnesses as they may choose, with or without counsel. Adherence to formal rules of evidence shall not be required, but the arbitrators shall consider any evidence in testimony that they determine to be appropriate. The arbitrators shall render their decision within thirty (30) days following the conclusion of the hearing; decision by majority of the arbitration panel shall be final and binding. Such decision may be filed in any court of competent jurisdiction and may be enforced by and party as a final judgment of such court. The cost and fees of the first and second arbitrator shall be borne by the party selecting such arbitrators, as well as any other cost or fees expended by each party in defending its position in the arbitration, and the cost and fees of the third arbitrator, as well as any other general costs related to the arbitration proceedings, shall be borne by both parties equally. Each party shall bear its own attorney's fees and other expenses associated with the arbitration.

       6.     Miscellaneous.

              (a) This Agreement shall be binding upon the parties hereto, their respective successors and assigns.

              (b) This Agreement may not be assigned to any third party without the prior written consent of the non-assigning party hereto.

              (c) This Agreement shall be interpreted pursuant to and construed in accordance with the laws of the State of Texas.

              (d) This Agreement may not be amended except in writing signed by all parties hereto.





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              (e)    All notices required under this Agreement shall be in
       writing and shall be considered delivered if delivered via facsimile transmission to the addresses set forth in the Operating Agreement.

              (f) All terms of this Agreement and the Operating Agreement shall be confidential between the parties, their employees, officers, consultants and agents, and shall not be disclosed to any third party except with the express written consent of the other party.

              (g) The liability of the parties shall be several, not joint or collective. Each party shall be responsible only for its obligations. It is not the intention of the parties to create, nor shall this Agreement be construed as creating, a mining or other partnership, joint venture, agency or trust relationship or association, or to render the parties, as to the matters covered by this Agreement, liable as partners, coventurers or as principals.

              (h) The section headings herein are for reference purposes only and do not control or affect the meaning or interpretation of any term or provision hereof.

              (i) If the final determination of a court of competent jurisdiction declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that any term or provision hereof is invalid or unenforceable, (i) the remaining terms and provisions hereof shall be unimpaired and (ii) the invalid or unenforceable term or provision shall be replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

              (j) THIS AGREEMENT AND THE EXHIBITS HERETO EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING OF THE PARTIES AND





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       SUPERSEDE ANY AND ALL PRIOR AGREEMENTS, ARRANGEMENTS AND UNDERSTANDINGS
       RELATING TO MATTERS PROVIDED FOR HEREIN.

       IN WITNESS WHEREOF, the parties have set their hands as of the day and year first above written.


                                     TITAN RESOURCES, L.P.
                                     By:  Titan Resources I, Inc.,
                                          General partner


                                     By:  /s/ Jack Hightower
                                        ---------------------------------------
                                     Name:    Jack Hightower
                                          -------------------------------------
                                     Title:  President
                                           ------------------------------------



                                     TITAN RESOURCES I, INC.


                                     By:  /s/ Jack Hightower
                                        ---------------------------------------
                                     Name:    Jack Hightower
                                          -------------------------------------
                                     Title:     President
                                           ------------------------------------





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